UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2024 (September 20, 2024)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On September 20, 2024, i3 Verticals, LLC (“LLC Seller”), a subsidiary of i3 Verticals, Inc. (“i3 Verticals” or the “Company”), and i3 Holdings Sub, Inc., a wholly-owned subsidiary of LLC Seller (“Corporation Seller,” and collectively with LLC Seller, the “Sellers”) completed the transactions (such closing, the “Closing”) contemplated by that certain Securities Purchase Agreement dated as of June 26, 2024 (the “Purchase Agreement”), by and among LLC Seller, Corporation Seller, i3 Verticals (solely for the purpose of providing a guaranty of the obligations of Sellers as set forth in the Purchase Agreement), Payroc Buyer, LLC (“Buyer”), and Payroc WorldAccess, LLC (solely for the purpose of providing a guaranty of the obligations of Buyer as set forth in the Purchase Agreement), the entry into which Purchase Agreement was previously disclosed in a Current Report on Form 8-K filed by i3 Verticals on June 26, 2024. Pursuant to the terms of the Purchase Agreement, the Sellers sold to Buyer the equity interests of certain direct and indirect wholly-owned subsidiaries of Sellers (the “Acquired Entities”) primarily comprising i3 Verticals’s merchant services business, including its associated proprietary technology (the “Business”), after giving effect to the contribution of certain assets and the assignment of certain liabilities associated with the Business from LLC Seller and certain affiliates to the Acquired Entities pursuant to a contribution agreement which was entered into immediately prior to the Closing. Pursuant to the terms of the Purchase Agreement, Buyer paid to Sellers an aggregate purchase price of approximately $438 million (after giving effect to estimated net working capital, indebtedness and cash adjustments), payable in cash at the Closing, subject to post-closing purchase price adjustments.
At the Closing, the parties and/or their affiliates entered into certain ancillary agreements, including (i) a transition services agreement, pursuant to which, among other things, Sellers and/or affiliates thereof will provide certain information technology and operational transition services to Buyer for a period of time after the Closing, (ii) a processing services agreement, pursuant to which the parties will provide certain payment processing services to customers of each party, and (iii) a restrictive covenant agreement, pursuant to which i3 Verticals and Sellers will be bound by certain confidentiality covenants, non-competition and business relation non-solicitation covenants (with a term ending on the fifth anniversary of the Closing) and employee non-solicitation covenants (with a term ending on the third anniversary of the Closing), subject to certain limitations as provided therein.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the Purchase Agreement is not intended to modify or supplement any factual disclosures about i3 Verticals in its reports filed with the Securities and Exchange Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to i3 Verticals, Sellers or the Business. In particular, the representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement (except with respect to the rights of specific third-party beneficiaries enumerated in the Purchase Agreement), may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Clay Whitson as Chief Strategy Officer
On September 20, 2024, the Board of Directors (the “Board”) of the Company appointed Clay Whitson, age 66, who previously served as the Company’s Chief Financial Officer, to serve in the newly-created position of Chief Strategy Officer, effective immediately. In Mr. Whitson’s new role, he will focus on capital allocation, M&A and investor relations. There will be no adjustment in Mr. Whitson’s compensation as a result of this change.
Appointment of Geoff Smith as Chief Financial Officer
Concurrently with the appointment of Mr. Whitson as set forth above, the Board appointed Geoff Smith, age 37, who previously served as the Company’s Senior Vice President of Finance, to serve as the Company’s Chief

Financial Officer, effective immediately. In this capacity, Mr. Smith will serve as the principal financial officer of the Company, and will also continue to serve as principal accounting officer of the Company.
In connection with Mr. Smith’s appointment, the Compensation Committee of the Board approved the grant of 15,000 time-based vesting restricted stock units to Mr. Smith in accordance with the terms of the Company’s 2018 Equity Incentive Plan, which restricted stock units vest ratably in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Smith’s continued service with the Company. Additionally, the Compensation Committee of the Board approved an increase to Mr. Smith’s annual base salary to $260,500, effective as of the date of such appointment.
There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer. There are no family relationships between Mr. Smith and any director or executive officer of the Company, and Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Smith has served as the Company’s principal accounting officer since June 2021 and Senior Vice President of Finance since November 2022. He previously served as the Company’s Vice President of Finance from June 2020 to November 2022, as Controller of the Company and i3 Verticals, LLC, a subsidiary of the Company, from June 2018 to June 2020, and as Controller of i3 Verticals, LLC from July 2017 to June 2018. Prior to joining the Company, Mr. Smith’s career began at Ernst & Young, LLP in October 2010 where he served as a Manager. Mr. Smith holds a Bachelor of Science and a Masters in Accountancy from Vanderbilt University and is an inactive Certified Public Accountant in the state of Tennessee.
Item 7.01.    Regulation FD Disclosure.
On September 23, 2024, i3 Verticals issued a press release announcing the Closing and the appointment of Messrs. Whitson and Smith to their new positions as set forth above. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. This information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01.     Financial Statements and Exhibits.
(b) Pro forma financial information. The following unaudited pro forma condensed consolidated financial information of i3 Verticals is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference:
•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2024
•Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 2024, as well as for the fiscal years ended September 30, 2023, 2022 and 2021
•Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
(d) Exhibits.

Exhibit No.	Description
2.1*
Securities Purchase Agreement, dated as of June 26, 2024, by and among i3 Verticals, LLC, i3 Holdings Sub, Inc., Payroc Buyer, LLC, Payroc WorldAccess, LLC, solely for purposes of certain terms set forth therein, and i3 Verticals, Inc., solely for purposes of certain terms set forth therein (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2024) (File No. 001-38532).

99.1	Press Release issued by i3 Verticals, Inc., dated September 23, 2024
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).
* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. i3 Verticals agrees to furnish, on a supplemental basis, a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been redacted or omitted and marked by brackets and asterisks.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 23, 2024

i3 VERTICALS, INC.

By:	/s/ Paul Maple
Name:	Paul Maple
Title:	General Counsel and Secretary